                                                                  Exhibit (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                         COMPUTER SCIENCES CORPORATION

    This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $1.00 per share (the "Shares"), of Computer Sciences Corporation, a Nevada corporation (the "Company"), or, if applicable, certificates ("Rights Certificates") for the associated Series A Junior Participating Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of December 21, 1988, amended and restated as of August 1, 1996 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, are not immediately available (including, if a Distribution Date (as defined in the Offer to Purchase (as defined below)) has occurred, but Rights Certificates have not yet been distributed by the Company) or time will not permit all required documents to reach First Chicago Trust Company of New York (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                          THE DEPOSITARY FOR THE OFFER IS:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

           IF BY MAIL:                        IF BY HAND:                 IF BY OVERNIGHT DELIVERY:
   First Chicago Trust Company        First Chicago Trust Company        First Chicago Trust Company
           of New York                        of New York                        of New York
       Tenders & Exchanges                Tenders & Exchanges                Tenders & Exchanges
           Suite 4660              c/o The Depository Trust Company              Suite 4680
          P.O. Box 2569                55 Water Street, DTC TAD           14 Wall Street, 8th Floor
         Jersey City, NJ            Vietnam Veterans Memorial Plaza          New York, NY 10005
           07303-2569                     New York, NY 10041

                                      BY FACSIMILE TRANSMISSION:
                                    (for Eligible Institution only)
                                            (201) 222-4720
                                                  or
                                            (201) 222-4721

                                    CONFIRM FACSIMILE BY TELEPHONE:
                                            (201) 222-4707

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

    The undersigned hereby tenders to CAI Computer Services Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Computer Associates International, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 17, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares and the number of Rights indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of
Shares: Shares                                    Name(s) of Record Holder(s):
Number of
Rights: Rights
Certificate No(s). (if available):                Address(es):
If Share(s) or Right(s) will be tendered by       Area Code and Telephone Number(s):
book-entry transfer, check one box.
   [ ] The Depository Trust Company               Signature(s):
   [ ] Philadelphia Depository Trust Company
Account Number:
Date:

                     THE GUARANTEE BELOW MUST BE COMPLETED
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, hereby (a) represents that the tender of Shares and/or Rights effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees to deliver to the Depositary, at one of its addresses set forth above, the certificates representing all tendered Shares and/or Rights, in proper form for transfer, or, in the case of book-entry delivery of Shares and, if available, Rights, a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry delivery of Shares and, if available, Rights, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within (a) in the case of Shares, three New York Stock Exchange, Inc. ("NYSE") trading days after the date of execution of this Notice of Guaranteed Delivery or (b) in the case of Rights, a period ending on the later of (i) three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery and (ii) three business days after the date Rights Certificates are distributed to holders of Shares by the Company.

Name of Firm:                                                  (Authorized Signature)
Address:                                          Title:
                                                  Name:
Area Code and
Telephone Number:                                              (Please type or print)
                                                  Date:

    NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES OR RIGHTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.